                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         VIDEO JUKEBOX NETWORK, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         VIDEO JUKEBOX NETWORK, INC.
                             1221 COLLINS AVENUE
                         MIAMI BEACH, FLORIDA 33139

                          -------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON SEPTEMBER 20, 1996




To the Stockholders of
VIDEO JUKEBOX NETWORK, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders of Video Jukebox Network, Inc., a Florida corporation (the "Company"), will be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133, on Friday, September 20, 1996, at 10:00 a.m. local time, for the purposes of considering and acting upon:

         (1)     The election of ten directors;

         (2) An amendment to the 1988 Stock Option Plan (the "Plan") to increase the number of shares which may be issued under the Plan from 1,000,000 to 1,500,000; and

         (3) Such other business as may properly come before the meeting, or any adjournment thereof.

         August 28, 1996 has been fixed as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the Annual Meeting. All stockholders are cordially invited to attend the meeting in person. If your shares are held in the name of a broker, bank or other holder of record, you may attend the Annual Meeting, but you may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from the holder of record.

         Your vote is important. Whether or not you expect to attend the Annual Meeting, please mark, date, sign and return the proxy card enclosed with this notice as soon as possible so that your shares can be voted at the Annual Meeting. You may revoke your proxy at any time prior to its exercise by filing a written notice with the Secretary of the Company prior to the Annual Meeting, by executing another proxy dated after the proxy to be revoked and prior to the Annual Meeting or by personally attending the Annual Meeting and voting.


                                           By Order of the Board of Directors,



                                           Alan McGlade
                                           President and Chief Executive Officer
Miami, Florida
August 30, 1996

                         VIDEO JUKEBOX NETWORK, INC.
                             1221 COLLINS AVENUE
                         MIAMI BEACH, FLORIDA 33139

                       -------------------------------

                               PROXY STATEMENT

                       -------------------------------


                       ANNUAL MEETING OF STOCKHOLDERS
                             SEPTEMBER 20, 1996

         The Board of Directors of Video Jukebox Network, Inc. (the "Company") is soliciting proxies, the form of which is enclosed, to be used at the Annual Meeting of Stockholders to be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Coconut Grove, Florida 33133, on Friday, September 20, 1996, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth in the foregoing notice. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about August 31, 1996.

         The shares represented by all properly executed proxies received by the Company will be voted as specified by the stockholders. If no specifications are given with respect to a proxy received by the Company, the shares represented by such proxy will be voted in favor of the election of the nominees listed in the proxy card. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of its revocation to the Secretary of the Company prior to the Annual Meeting, by executing another proxy dated after the proxy to be revoked and prior to the Annual Meeting or by personally attending the Annual Meeting and voting.

         The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to the beneficial owners of the Company's common stock. The Company will reimburse brokerage houses, fiduciaries and custodians their out-of-pocket expenses for sending proxy material to beneficial owners. The solicitation of proxies may be made by mail, telephone or telegram and may be made by directors, officers and employees of the Company without extra remuneration.

         THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE RESPECTFULLY URGED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               VOTING SECURITIES

         Only stockholders of record at the close of business on August 28, 1996 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 24,001,781 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issued and outstanding. The Company had no other capital stock issued and outstanding as of that date. Each issued and outstanding share of Common Stock entitles its owner of record on the books of the Company at the close of business on August 28, 1996 to one vote, either in person or by proxy, upon each matter to come before the Annual Meeting.

         A majority of the outstanding shares of Common Stock, represented either in person or by proxy, will constitute a quorum at the meeting. In the absence of a quorum, a majority of the shares of Common Stock entitled to vote may adjourn the Annual Meeting from time to time without further notice. Clifford Friedman and E. Paul Sartain, employees of the Company, have been designated the inspectors of election and shall count the votes as specified in the proxies received by the Company.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS AND VOTE REQUIRED

         Ten directors are to be elected at the Annual Meeting, each to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier resignation, removal, death or incapacity. All of the nominees listed in the following table have consented to serve if elected. If prior to the Annual Meeting of Stockholders, any nominee should become unavailable to serve, and if the Board of Directors does not accordingly reduce the number of directorships available, the proxies will be voted for a nominee designated by the Board of Directors. The Board of Directors knows of no reason to anticipate that this will occur.

         The Board of Directors recommends that stockholders vote for all of the nominees listed in the proxy card. A plurality of the votes entitled to vote at the Annual Meeting is required to elect each director. As a result, the ten persons receiving the greatest number of votes will be elected. Votes withheld from a particular nominee or nominees will not affect the outcome of the election. A broker-dealer holding shares of Common Stock in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors. Broker-dealer non-votes, if any, will have no effect on the outcome of the election of directors. Unless you specify otherwise on the accompanying proxy, it will be voted for the nominees listed below.

                                               SERVED              NUMBER OF SHARES                PERCENTAGE
                                            AS DIRECTOR             OF COMMON STOCK                OWNERSHIP
NAME                              AGE          SINCE            BENEFICIALLY OWNED (1)              OF CLASS
- ----                              ---       -----------        ------------------------           -----------
Chris Blackwell                   59           1994                         -0-                          *

David Burns                       35           1995                       10,000                         *

Stanley H. Greene                 39           1996                          550                         *

H. F. Lenfest                     66           1993                   14,210,419                      59.9%

Alan McGlade                      41           1993                      351,000                         *

J. Patrick Michaels, Jr.          52           1992                   14,210,219                      59.9%

Robert Puck                       46           ----                       20,000                         *

Joel S. Rudich                    59           1992                       35,000                         *

Leonard J. Sokolow                39           1992                       60,000                         *

Louis Wolfson, III                42           ----                    1,816,131                       7.5%

- ----------------------------
*        Indicates a percentage ownership of less than one percent.

(1) For additional information concerning the nominees' beneficial ownership of Common Stock, see "Security Ownership."

         CHRIS BLACKWELL has been serving as a director of the Company since April 21, 1994. Since July 1989, Mr. Blackwell has been Chief Executive Officer of Island Records, Inc. Prior thereto, he was a record producer. Mr. Blackwell has served on the Board of Management of PolyGram N.V. since July 1989. Mr. Blackwell is a consultant to Island Trading Company, Inc. See "SECURITY OWNERSHIP" and "CERTAIN TRANSACTIONS -Transactions with Island."

         DAVID BURNS has been serving as a director of the Company since September 14, 1995 and as a director of the Company's subsidiary, Video Jukebox Network International Limited ("VJNIL"), since June 30, 1995. Mr. Burns is the Executive Vice President and Chief Operating Officer of Communications Equity Associates, Inc., an investment and merchant banking firm specializing in the media, communications and entertainment industries. Mr. Burns joined Communications Equity Associates, Inc. in 1990 as Controller and served as Vice President in the entertainment division from January 1992 to July 1995, at which time he was promoted to his current positions as Executive Vice President and Chief Operating Officer. From 1984 to 1990, Mr. Burns was an accountant in the tax department of Arthur Andersen & Co. Mr. Burns is a certified public accountant and a registered representative with the National Association of Securities Dealers, Inc.

         STANLEY H. GREENE has been serving as a director of the Company since February 20, 1996. Since February 1994, Mr. Greene has served as a Vice President of Bell Atlantic Corporation in charge of various projects, including total quality management and competitive response initiatives. In June 1995, Mr. Greene was appointed to his present position overseeing the rollout of Bell Atlantic's wireline and wireless video service in specific markets. Prior to joining Bell Atlantic, Mr. Greene was the Vice President and General Manager of Greater Media's Philadelphia, Pennsylvania cable system, where, in 1993, he launched an "a-la-carte" cable programming package. From 1990 to 1993, Mr. Greene was a General Manager and later a Vice President with Lenfest Communications, Inc. Mr. Greene is a graduate of the University of Pennsylvania and has been inducted into the Hall of Fame of the National Association for Minorities in Cable.

         H. F. LENFEST has been serving as a director and Chairman of the Board of Directors of the Company since December 16, 1993. Mr. Lenfest is also the President and Chief Executive Officer and a director of Lenfest Communications, Inc. ("LCI"). LCI, through its subsidiaries, including StarNet, Inc. and StarNet Interactive Entertainment, Inc. (collectively, the "Lenfest Group"), is engaged in operating cable television systems and providing cable advertising and programming services. Mr. Lenfest is also the majority stockholder of TelVue Corporation, a company engaged in providing ANI telecommunications services to the cable television industry for the automated ordering of pay-per-view features and events. Mr. Lenfest's principal occupation since 1974 has been serving as the President and Chief Executive Officer of LCI and the Lenfest Group. See "SECURITY OWNERSHIP" and "CERTAIN TRANSACTIONS-- Transactions with StarNet/CEA." In addition, Mr. Lenfest has been a director of TelVue Corporation since November 1989. See "CERTAIN TRANSACTIONS -- Other Transactions."

         On December 6, 1995, the Securities and Exchange Commission (the "Commission") sued Mr. Lenfest and his wife, Marguerite Lenfest, in the United States District Court for the Eastern District of Pennsylvania. The Commission alleges that, in October 1993, Mr. Lenfest, while in possession of non-public information, recommended that his son purchase the stock of Tele-Communications, Inc. ("TCI") and that Marguerite Lenfest traded in TCI stock in October 1993 on the basis of information she misappropriated from her husband. Mr. Lenfest and his wife have categorically denied that they engaged in any improper conduct and are defending this action vigorously.

         ALAN MCGLADE has been serving as a director of the Company since December 16, 1993 and as a director of VJNIL since June 30, 1995. Mr. McGlade was the Acting Chief Executive Officer of the Company from December 16, 1993 through December 31,1994. Since January 1, 1995, Mr. McGlade has been serving as President and Chief Executive Officer of the Company. Mr. McGlade was the President of StarNet, Inc. from August 1, 1991 through December 31, 1994. From August 7, 1993 through December 31, 1994, Mr. McGlade also served as the President of StarNet Interactive Entertainment, Inc. In August 1987, Mr. McGlade founded and served as President of Cable Advertising Partners, operating under the name Adlink, a company which provided advertising services to a group of major multiple cable system operators ("MSOs") and which was the first to use satellite for the interconnection of MSOs. Prior thereto, Mr. McGlade was Vice President, Programming at Falcon Communications, Inc., a Los Angeles, California-based MSO.

         J. PATRICK MICHAELS, JR. has been serving as a director since June 8, 1992 and Vice Chairman of the Board of Directors since December 16, 1993. Mr. Michaels has been serving the Company as Acting Chief Operating Officer since August 30, 1993 and from that date through December 31, 1994, served as the Company's Acting President. Previously, he was Chairman of the Board of Directors of the Company from June 8, 1992 until December 15, 1993. Mr. Michaels served the Company in a temporary capacity as Acting Chief Executive Officer from August 17, 1992 through December 15, 1993 and served as Acting President of the Company from August 31, 1992 to November 2, 1992. Mr. Michaels is also a controlling person of a limited partnership which beneficially owns more than five percent of the Common Stock. See "SECURITY OWNERSHIP." Mr. Michaels founded and since 1973 has been the Chairman of the Board of Directors and Chief Executive Officer of Communications Equity Associates, Inc. During 1973, Mr. Michaels was Vice President of Cable Funding Corporation, a specialized finance company lending to the cable television industry. From October 1968 through December 1972, Mr. Michaels served as one of the original employees and Vice President of TM Communications, the cable subsidiary of The Times Mirror Company. Mr. Michaels is a member of the Cable TV Pioneers, the Institute of Directors (U.K.), the International Radio and Television Society, the National Cable Television Association and the Community Antenna Television Association. Mr. Michaels holds equity interests in a number of media companies, some of which may be deemed competitive with the Company. In 1995, he was elected to the Board of Directors of Paxson Communications Corporation.

         JOEL S. RUDICH has been serving as a director of the Company since September 30, 1992. Mr. Rudich has been President and Chief Executive Officer of Coaxial Communications ("Coaxial") since 1990 and was President and Chief Operating Officer of Coaxial from 1984 to 1990. Coaxial is a regional multiple cable system operator.

         ROBERT J. PUCK has served for the past eleven years as the Secretary and Treasurer of National Brands, Inc., an investment management and administration firm. Mr. Puck is a Certified Public Accountant. He previously served as a director of the Company from August 1988 to August 1933.

         LEONARD J. SOKOLOW has been serving as a director of the Company since September 30, 1992. Since August 1993, Mr. Sokolow has been the President and Chief Executive Officer of Genesis Partners, Inc., a Florida corporation which provides domestic and international investment banking and financial advisory services to a variety of organizations. In addition, since June 1994, Mr. Sokolow has served as Chairman of the Board and President of The Americas Growth Fund, Inc., a closed-end management company investing in equity and debt securities of emerging and established companies which are strategically-linked to the Caribbean and Latin America. Since September 1995, Mr. Sokolow has been of counsel to the law firm of Lucio, Mandler, Croland, Bronstein & Garbett, P.A., which serves as the Company's general counsel. He served as Executive Vice President-Operations, Administration and Finance of Windmere Corporation ("Windmere") from March 1990 to July 1993. From February 1989 to March 1990, Mr. Sokolow was Senior Vice President of Windmere and from May 1988 to February 1989, he served as Vice President. Mr. Sokolow was Windmere's Corporate Counsel from May 1988 to December 1988 and served as General Counsel from December 1988 to July 1993. Since March 1990, he has served as a director for Catalina Lighting, Inc. Since April 1995, Mr. Sokolow has been a director of Ezcony Interamerica, Inc., a distributor of electronic products and CD Rom programming to Latin America. Mr. Sokolow is a Certified Public Accountant.

         LOUIS WOLFSON, III is a partner and investor of Venture W Corporation, a private venture capital firm specializing in broadcast, entertainment and cable television related industries, and of Venture Realty Properties, a private real estate development company. Mr. Wolfson is also the president of Venture LW

Corporation. See "SECURITY OWNERSHIP." Mr. Wolfson serves as the Chairman Emeritus of the Miami-Dade Community College Foundation Board of Directors and as a trustee of the Miami Date Community College and the Mitchell Wolfson Sr. Foundation.

COMMITTEES OF THE BOARD OF DIRECTORS

         THE AUDIT COMMITTEE oversees and establishes controls which provide assurance that the Company's financial statements present fairly, in all material respects, the financial position of the Company and to protect the Company's assets. The Audit Committee, which is presently composed of three non-employee directors of the Company, David Burns, Joel S. Rudich and Leonard
J. Sokolow, met formally once during the fiscal year ended December 31, 1995.

         THE COMPENSATION COMMITTEE reviews and approves the compensation of the Company's officers and administers the Company's 1988 Stock Option Plan. The Compensation Committee, which is composed of Joel Rudich, H.F. Lenfest, Alan McGlade, and Leonard J. Sokolow, met formally once during the fiscal year ended December 31, 1995.

         THE NOMINATING COMMITTEE establishes criteria for Board membership, recommends an appropriate slate of candidates for election each year, and in this regard, assesses the performance of the Board and its individual directors and considers issues regarding the composition and size of the Board. The Nominating Committee was established on June 21, 1995 and met once during the fiscal year ended December 31, 1995. The committee has yet to determine a policy with regard to whether it will consider nominations by the Company's stockholders. The members of the Nominating Committee are Alan McGlade, H.F. Lenfest, J. Patrick Michaels, Jr. and Leonard J. Sokolow.

         THE SEARCH COMMITTEE identifies and reviews candidates to fill vacant executive officer positions. The Search Committee, which is composed of Joel
S. Rudich and Alan McGlade, did not meet formally during the fiscal year ended December 31, 1995.

         THE MANAGEMENT COMMITTEE was established on April 21, 1994 to oversee matters relating to the financing and operation of the Company. The members of the Management Committee are H.F. Lenfest, J. Patrick Michaels, Jr., Chris Blackwell and Alan McGlade. The Management Committee did not meet formally during the fiscal year ended December 31, 1995.

         During the fiscal year ended December 31, 1995, the Board of Directors met five times. Each director attended at least 75% of the aggregate number of meetings of the Board and all of the committees upon which each serves, with the exception of Mr. Blackwell with respect to Board meetings and Mr. Sokolow with respect to committee meetings.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the current executive officers of the Company:

     NAME                                   AGE                   POSITION WITH COMPANY
     ----                                   ---                   ---------------------
     Alan McGlade*                          41                   Chief Executive Officer and President

     J. Patrick Michaels, Jr.*              52                   Acting Chief Operating Officer

     Luann M. Hoffman                       39                   Chief Financial and Administrative Officer
                                                                 and Secretary

     E. Paul Sartain                        33                   Vice President -- Operations

     Gino Natalicchio                       31                   Vice President -- International Development

     Scott Bonn                             39                   Vice President -- Advertising Sales

*For information about Messrs. McGlade and Michaels, see "BOARD OF DIRECTORS."

        LUANN M. HOFFMAN has been serving as Chief Financial and Administrative Officer of the Company since January 1, 1992 and as Secretary of the Company since January 17, 1992. Prior to joining the Company, she served from September 1987 through December 1991 as Vice President -- Finance, Treasurer and Corporate Secretary for The Travel Channel, Inc., which was a majority-owned subsidiary of Trans World Airlines, Inc., an international airline carrier. Additionally, Ms. Hoffman served as President of The Travel Channel from August 1989 through September 1990. From January 1984 through August 1987, Ms. Hoffman was a manager in the Internal Audit Department of Trans World Airlines, Inc. In 1983, Ms. Hoffman was a Supervisor in a regional public accounting firm, Breen, Brehner & Co. From June 1978 through December 1982, Ms. Hoffman was a senior auditor with Arthur Andersen & Co., an international public accounting firm. Ms. Hoffman is a Certified Public Accountant.

        E. PAUL SARTAIN was appointed Vice President -- Operations of the Company on September 27, 1993. Mr. Sartain served the Company as Director of Operations and Information Systems from June 26, 1989 through September 27, 1993 and as Manager of Operations and Information Systems from January 9, 1988 through June 26, 1989. Mr. Sartain joined the Company as a systems analyst in August 1986, to assist in the development of the Company's computerized interactive music video network.

        GINO NATALICCHIO has served as the Vice President of International Development of the Company since March 1, 1995. Prior to joining the Company, Mr. Natalicchio served as Director of International Development for the Turner Pictures Worldwide Distribution, Inc. ("Turner"), where he supervised operations in Latin America, Southern Europe and Africa. Prior to working for Turner, Mr. Natalicchio was the head of production for Novagraf, S.A., in Spain, where he worked on projects for 20th Century Fox, Disney and other film companies.

        SCOTT A. BONN has served as the Company's Vice President of Advertising Sales since May 9, 1995. During 1992 and 1993, Mr. Bonn was the Executive Vice President of Marketing for CCM, Inc., a sales promotion and marketing consulting firm in New York where he managed New Business acquisitions and in which capacity he specialized in developing promotional marketing strategies for Fortune 500 companies. From 1991 to 1993, Mr. Bonn was Vice President of Client Marketing for NBC Television Network in New York.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    Set forth below is certain information concerning the compensation paid to persons who served as the Company's chief executive officer during the 1995 fiscal year and other executive officers of the Company who received salary and bonus in excess of $100,000 for the 1995 fiscal year (collectively referred to as the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

    The following table provides the cash and other compensation paid or accrued by the Company and its subsidiaries to the Named Executive Officers for the fiscal years ended December 31, 1995, 1994 and 1993:

                                          Annual Compensation                     Long Term Compensation
                                          -------------------                     ----------------------
                                                                  Securities
                                                                  Other           Restricted  Underlying
                                                                  Annual          Stock       Stock          LTIP      All Other
         Name/Position            Year    Salary       Bonus      Compensation    Awards      Options       Payouts    Compensation
         -------------            ----    ------       -----      ------------  ----------    ----------    -------    ------------
         Alan McGlade,            1995    $207,200       0              0            0         300,000(2)       0           0
         Chief Executive          1994        0          0              0            0             0            0           0
         Officer(1)               1993       N/A        N/A            N/A          N/A           N/A          N/A         N/A

         Les Garland,             1995    $220,000    $117,808          0            0             0            0           0
         Executive Vice           1994    $200,000    $ 65,374          0            0        230,000(3)        0           0
         President(3)             1993    $165,900    $ 52,500          0            0        120,000(3)        0           0

         Luann M. Hoffman,        1995    $132,000       0              0            0             0            0           0
         Chief Financial and      1994    $120,000    $  9,615          0            0             0            0           0
         Administrative           1993    $110,000    $ 22,500          0            0         75,000(3)        0           0
         Officer and Secretary

         Scott  Bonn,             1995    $125,000    $ 39,280          0            0         15,000(2)        0           0
         Vice President-          1994    $ 75,200    $  1,765          0            0             0            0           0
         Advertising Sales        1993      N/A         N/A            N/A          N/A           N/A          N/A         N/A

         Gino Natalicchio,        1995    $ 99,185    $ 20,000          0            0         75,000(2)        0           0
         Vice President-          1994      N/A         N/A            N/A          N/A           N/A          N/A         N/A
         International            1993      N/A         N/A            N/A          N/A           N/A          N/A         N/A
         Development

         ----------------------
         (1) Mr. McGlade served as Acting Chief Executive Officer from December 16, 1993 through December 31, 1994 and has been serving as President and Chief Executive Officer since January 1, 1995. As of June 3, 1996, the Compensation Committee authorized the issuance of 50,000 shares of Common Stock to Mr. McGlade as a bonus for the 1995 fiscal year. For a description of such stock bonus and Mr. McGlade's current employment agreement with the Company, see "Employment Agreements."

         (2) For a description of such stock options, see "1995 Stock Option Grants" and the notes thereto.

         (3) Mr. Garland's employment with the Company ceased on July 11, 1996. For a description of such stock options, see "Employment Agreements".

1995 STOCK OPTION GRANTS

    The following table provides information regarding stock options granted to the Named Executive Officers during the year ended December 31, 1995.


                                          Percentage of                         Market Price
                          Options         1995 Option Grants        Exercise        on               Expiration
 Name                     Granted         to Employees(1)           Price        Grant Date          Date
 ----                     -------         ------------              -----        ----------          ----
 Alan McGlade            300,000(2)           71%                   $2.00           $1.12            January 2, 2000

 Gino Natalicchio         75,000(3)           18%                   $2.00           $1.38            May 6, 2000

 Scott Bonn               15,000(4)            4%                   $2.00           $1.38            May 6, 2000



- ------------------------
(1) The Company granted an aggregate of 425,000 options to employees during the year ended December 31, 1995.

(2) For additional information with respect to such stock options, see "EXECUTIVE COMPENSATION - Employment Agreements."

(3) One-third of such options vested on March 1, 1996. An additional one-third of such options vests on March 1, 1997 and the remaining one-third vests on March 1, 1998.

(4) Two-thirds of such options were vested as of December 31, 1995. The remaining one-third vests on December 31, 1996.


1995 STOCK OPTION EXERCISES AND HOLDINGS

        The following table sets forth: (i) stock option exercises by the Named Executive Officers during 1995; (ii) number of shares underlying both exercisable and non-exercisable stock options as of December 31, 1995; and
(iii) value for "in-the-money" options which represents the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.


                                                        Number of Shares Underlying            Value of In-the-Money
                  Shares Acquired By    Value      Outstanding Stock Options at Year End      Outstanding Stock Options
   Name            Exercises in 1995    Realized      Exercisable     Not Exercisable      Exercisable        Not Exercisable
   ----            -----------------    --------      -----------     ---------------      -----------        ---------------
   Alan McGlade            0               0                  0           300,000                  0                   0

   Les Garland             0               0            210,000           140,000            $10,000              $5,000

   Luann Hoffman           0               0             50,000            25,000            $ 6,250              $3,125

   Scott Bonn              0               0             10,000             5,000                  0                   0

   Gino Natalicchio        0               0                  0            75,000                  0                   0

1988 STOCK OPTION PLAN

        For information regarding the Company's 1988 Stock Option Plan, see "PROPOSAL TWO, AMENDMENT TO THE 1988 STOCK OPTION PLAN."

WARRANTS

        The Company has authorized the issuance of warrants to purchase up to 300,000 shares of Common Stock to be used as an inducement for persons to serve as directors or employees of the Company. The warrants are exercisable at a price of $1.75 per share. Generally, the warrants are exercisable for five years from the date they are granted.

        As of the date of this Proxy Statement, an aggregate of 299,000 warrants had been issued to present and former directors, officers and employees of the Company, none of which warrants remain outstanding. The Company, at its expense, has registered with the Commission the shares of Common Stock underlying the outstanding warrants.

OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

        On May 7, 1995, the Board approved the grant of options to purchase 10,000 shares of Common Stock at an exercise price of $2.00 per share to each of Jules Haimovitz (a former director), Joel Rudich and Leonard Sokolow under the 1995 Non-Employee Director Plan. Such options are exercisable for a three year period commencing December 31, 1995. On July 25, 1994, the Company granted three-year options to purchase 10,000 shares of Common Stock at an exercise price per share of $1.896 to each of Messrs. Haimovitz, Rudich and Sokolow under the 1994 Non-Employee Director Plan. On each of May 1, 1994 and November 1, 1994, the Company granted options to purchase an aggregate of 50,000 shares of Common Stock to Messrs. Haimovitz, Rudich and Sokolow and Joseph V. Furfaro (a former director) pursuant to the terms of the 1993 Non-Employee Director Plan. The options granted under the 1993 Non-Employee Director Plan have an exercise price of $1.75 per share, vest on the date of grant and expire two years thereafter. The May 1, 1994 options have accordingly expired. The Company, at its expense, has registered with the Commission 100,000 shares of Common Stock under the 1993 Non-Employee Director Plan. The Board has approved the extension of options granted to Messrs. Haimovitz, Rudich and Sokolow under the Company's 1993 and 1994 Non-Employee Director Plans to December 31, 1998. The grant of the options under the 1995 Non-Employee Director Plan and the extension of the exercise period of the options granted under the 1993 and 1994 Non-Employee Director Plans are subject to the Company obtaining the approval of Liberty VJN pursuant to a letter agreement dated November 21, 1990, between the Company and TCI Liberty and subject to certain preemptive rights of Liberty VJN.

EMPLOYMENT AGREEMENTS

        Effective January 1, 1995, Alan McGlade entered into a three-year employment agreement with the Company, pursuant to which Mr. McGlade will be paid a base salary of $207,200 for the first year of the agreement, $217,200 for the second year of the agreement and $232,200 for the third year of the agreement. If the agreement is extended beyond the third year, Mr. McGlade's annual salary would be $247,200. Under the agreement, the Company has agreed to reimburse Mr. McGlade for up to $50,000 of the cost to move him and his family from his residence in Pennsylvania to the Miami, Florida metropolitan area. Since Mr. McGlade has not been able to sell his present residence in Pennsylvania and complete his move to the Miami, Florida metropolitan area prior to January 1, 1995, the Company reimbursed him $2,500 per month of temporary housing expenses for six months that Mr. McGlade had not taken occupancy of his new residence in the Miami, Florida metropolitan area. The Company has loaned Mr. McGlade $100,000, which was used for the purpose of purchasing his primary residence in the Miami, Florida metropolitan area. The loan is secured by a second mortgage on the residence. See "CERTAIN TRANSACTIONS - Other Transactions." In accordance with Mr. McGlade's employment agreement, the Company on January 1, 1995 granted Mr. McGlade an option to purchase 300,000 shares of Common Stock at an exercise price of $2.00 per share. Mr. McGlade's right to acquire the shares vests as to 100,000 shares for each 12-month period from January 1, 1995. If Mr. McGlade's employment with the Company is terminated for "cause" as defined in the employment agreement, Mr. McGlade will forfeit the right to exercise all non-vested options and payment for the exercise of all vested options must be made to the Company within the earlier of 10 days after such termination or the date by which the vested option expires by its terms. In addition, if Mr. McGlade terminates his employment with the Company at any time prior to three years from January 1, 1995 without the prior written consent of the Company, Mr. McGlade will forfeit the right to exercise the vested and non-vested portions of the option. As of June 3, 1996, Mr. McGlade was granted 50,000 shares of Common Stock in recognition of Mr. McGlade's services on behalf of the Company during 1995. The Company has advanced the withholding tax applicable to the issuance of such shares in the approximately amount of $11,000, which amount will be fully repaid to the Company prior to December 31, 1996, through deductions to Mr. McGlade's bi-weekly salary payments.

These shares, which are eligible for any dividends paid by the Company on the Common Stock, had a market value of $81,250 and $43,750 based upon the closing market price of the Common Stock on June 3, 1996 and August 29, 1996, respectively, as reported by NASDAQ.

        On December 16, 1991, Luann M. Hoffman entered into a five-year employment agreement with the Company pursuant to which she is employed as Chief Financial and Administrative Officer. Under the agreement, Ms. Hoffman will receive a base salary of $110,000 per year and is eligible to receive an annual bonus in an amount up to $30,000 per year. Effective December 16, 1993, the Company canceled a stock option to purchase 100,000 shares of Common Stock, which had been issued to Ms. Hoffman under the employment agreement, and granted her options to purchase 75,000 shares at an exercise price of $1.00 per share. As of January 28, 1996, Ms. Hoffman was vested in all such options, which expire on January 27, 1998. If Ms. Hoffman's employment agreement is terminated for "cause" as defined in the agreement, Ms. Hoffman will forfeit the right to exercise all such options.

        Les Garland, whose employment with the Company ceased on July 11, 1996, was employed under a three-year agreement, dated January 1, 1994, pursuant to which Mr. Garland was to be paid a salary of $240,000 for the 1996 fiscal year. The employment agreement also provided for the payment of a performance bonus equal to: (i) 2-1/2% of all record company gross revenues collected by the Company, which performance bonus may not exceed in any year 50% of his then current year's base salary; and (ii) 2-1/2% of non-record company advertising revenues collected by the Company if the President of the Company has pre-authorized the payment of the performance bonus for such advertising revenues. In accordance with the employment agreement, Mr. Garland will, as a severance payment, receive his salary for the six month period following July 11, 1996 (the "Severance Period"). In the event that Mr. Garland becomes employed during the Severance Period, the severance payments to Mr. Garland will be reduced by the amount of cash compensation earned by him during the Severance Period. Under his Employment Agreement, Mr. Garland is entitled to receive the advertising commission described above for advertisements aired during the Severance Period, with the exception of one advertiser, for which the Company has agreed to extend the period for the payment of commissions for aired advertisements until August 1997. Such commissions are paid quarterly by the Company, based solely upon collected advertising revenues. On March 6, 1995, the Company advanced to Mr. Garland $92,574, of which $22,735 represented a performance bonus earned by Mr. Garland as of March 6, 1995 and $69,839 represented an advance to Mr. Garland for the portion of his performance bonus expected to be paid to him under his employment agreement. As of July 31, 1996, such unpaid balance was approximately $30,000, including interest, which accrues at the prime rate charged borrowing customers of the Company's bank. The Company anticipates that the advance to Mr. Garland will be repaid in full during the Severance Period through the offset of advertising commissions to which Mr. Garland is entitled. The Company presently has the right to demand the repayment of the advance and intends to exercise such right only if the offset does not equal the outstanding and unpaid principal amount and accrued interest due to the Company at the end of the Severance Period. As of July 11, 1996, Mr. Garland was vested in options to purchase: (i) 120,000 shares of Common Stock at an exercise price of $1.00 per share, which expires on January 27, 1988; (ii) 30,000 shares of Common Stock at an exercise price of $2.00 per share, which expires on April 20, 1997; and (iii) 100,000 shares of Common Stock at an exercise price of $3.00 per share (50,000 shares of which expire on November 30, 1997 and 50,000 shares of which expire on November 30, 1998). In accordance with his employment agreement, Mr. Garland on July 11, 1996 also became vested in three-year options to purchase an additional 100,000 shares of Common Stock (at $3.00 per share) which vest during the Severance Period.

        All of the above employment agreements include provisions which prohibit the disclosure of certain confidential information relating to the Company and contain covenants not to compete with the Company during employment and for periods of one to three years thereafter.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of Common Stock as of the date of this Proxy Statement by:
(i) each of the Company's directors and Named Executive Officers; (ii) each person who is known by the Company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock; and (iii) all of the Company's directors and Named Executive Officers as a group:


        NAME AND ADDRESS                                AMOUNT AND NATURE                 PERCENT OF
        BENEFICIAL OWNER                               OF BENEFICIAL OWNER                 CLASS(1)
        ----------------                               -------------------                ----------
        H.F. Lenfest (2)                                  14,210,419(3)                      59.2%
        J. Patrick Michaels, Jr. (4)                      14,210,419(3)                      59.2%
        Alan R. McGlade(4)                                   351,000(5)                       1.4%
        Les Garland (4)                                      350,000(6)                       1.4%
        Luann M. Hoffman(4)                                   75,000(7)                        *
        E. Paul Sartain(4)                                    40,000(8)                        *
        David Burns(4)                                        10,000                           *
        Stanley H. Greene(4)                                     550                           *
        Joel S. Rudich(9)                                     22,500(9)                        *
        Leonard J. Sokolow(4)                                 57,500(10)                       *
        Chris Blackwell(11)                                        0(11)                       *
        Scott Bonn(4)                                         10,000(12)                       *
        Gino Natalicchio(4)                                   25,000(13)                       *
        StarNet/CEA II Partners (14)                      14,210,419(3)                       59.2%
        CEA Investors Partnership II, Ltd.(14)            14,210,419(3)                       59.2%
        CEA Investors, Inc.(14)                           14.210,419(3)                       59.2%
        StarNet Interactive Entertainment, Inc.(5)        14,210,419(3)                       59.2%
        StarNet, Inc.(15)                                 14,210,419(3)                       59.2%
        Lenfest Communications, Inc.(2)                   14,210,419(3)                       59.2%
        Island Trading Company, Inc.(11)                   3,500,000(11)                      13.9%
        Louis Wolfson, III(16)                             1,816,131(17)                       7.5%
        Video Holdings Corporation(16)                     1,270,969(18)                       5.2%
        Andrew Blank(16)                                   1,381,701(18)                       5.7%
        Mark Blank(16)                                     1,381,701(18)                       5.7%
        Tony Blank(16)                                     1,367,700(18)                       5.6%
        Liberty VJN(19)                                    1,203,464(19)                       5.0%

        All directors and executive officers              15,151,969                          61.0%
        as a group (13 persons)

- -----------------

*        Indicates a percentage ownership of less than one percent.

(1) As of August 28, 1996, 1996, the Company had 24,001,781 shares of Common Stock issued and outstanding. As of such date, the Company had no other capital stock issued and outstanding. Any shares of Common Stock that a person or entity had the right to acquire within 60 days upon exercise of options, warrants, conversion privileges or other rights will be deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding such options, warrants, conversion privileges or other rights, but will not be deemed outstanding for the purpose of computing the percentage ownership of any other person or entity. The information contained in the preceding table and the footnotes thereto is derived in part from Statements on Schedule 13D filed with the Commission by the following persons: H.F. Lenfest, J.
         Patrick Michaels, Jr., StarNet/CEA II Partners, CEA Investor Partnership II, Ltd., CEA Investors, Inc., StarNet Interactive Entertainment, Inc., StarNet, Inc., Lenfest Communications, Inc., Venture LW Corporation, Louis Wolfson, III, Video Holdings Corporation, Andrew Blank, Mark Blank, Tony Blank and Liberty VJN. The Company expresses no opinion as to the completeness or accuracy of the information contained in such documents or as to such reporting persons' compliance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

(2) The address of such persons is c/o The Lenfest Group, 200 Cresson Boulevard, Oaks, PA., 19456-0989.

(3) StarNet/CEA II Partners ("StarNet/CEA") is a Delaware general partnership, consisting of CEA Investors Partnership II, Ltd., a Florida limited partnership ("CEA Investors II"), and StarNet Interactive Entertainment, Inc., a Delaware corporation ("StarNet Interactive"). J. Patrick Michaels, Jr., the Company's Acting Chief Operating Officer, is the sole director, President and sole stockholder of CEA Investors, Inc. ("CEA Investors"), which is the sole general partner of CEA Investors II. StarNet Interactive is a wholly-owned subsidiary of StarNet, Inc. ("StarNet"), which is a wholly-owned subsidiary of Lenfest Communications, Inc. ("LCI"). H.
         F. Lenfest (together with his children) and Liberty Cable, Inc. ("Liberty Cable"), an affiliate of Liberty Program Investments, Inc. ("Liberty Program") and Liberty Media Corporation ("Liberty Media"), each beneficially owns 50% of the common stock of LCI. Mr. Lenfest is the sole director of StarNet and StarNet Interactive and President, Chief Executive Officer and a director of LCI. Through contractual arrangements among the stockholders of LCI, Mr. Lenfest has the exclusive right to control a majority of the Board of Directors of LCI and the management and business affairs of LCI, StarNet and StarNet Interactive. See "CERTAIN TRANSACTIONS - Transactions with StarNet/CEA." J. Patrick Michaels, Jr. has sole voting power as to 71,584 shares of Common Stock, shared voting power as to 12,255,280 shares, sole dispositive power as to 71,584 shares, and shared dispositive power as to 9,026,470 shares. StarNet/CEA, CEA Investors II, CEA Investors and StarNet Interactive each has sole voting power as to no shares, shared voting power as to 12,242,655 shares, sole dispositive power as to no shares and shared dispositive power as to 9,013,845 shares. StarNet, LCI and Mr. Lenfest each has sole voting power as to 1,883,555 shares of Common Stock, shared voting power as to 12,242,655 shares, sole dispositive power as to 1,883,555 shares, and shared dispositive power as to 9,013,845 shares. LMC Lenfest, Inc., Liberty Program and Liberty Media (the "Liberty Group") and David Burns have disclaimed any beneficial interest in the shares of the Company's Common Stock beneficially owned by StarNet/CEA, CEA Investors II, CEA Investors, StarNet Interactive, StarNet, LCI, Mr. Michaels and Mr. Lenfest (the "StarNet/CEA Group"). The StarNet/CEA Group have disclaimed any beneficial interest in the shares of Common Stock beneficially owned by The Liberty Group. The shares beneficially owned by the StarNet/CEA Group includes: 2,834,908 shares transferred by CEA Investors II to StarNet/CEA as a capital contribution, 2,014,520 shares acquired by StarNet/CEA from New Vision Music, 5,967,972 shares acquired by StarNet/CEA from the Company, voting rights with respect to 1,647,647 shares acquired by CEA Investors II from the VLW Group, voting rights with respect to 1,581,163 shares acquired by CEA Investors II from the VHC Group, 80,000 shares acquired from VLW Group and 84,209 shares beneficially owned by Mr. Michaels. See "CERTAIN TRANSACTIONS -- Transactions with StarNet/CEA."

(4) The address of such persons is c/o Video Jukebox Network, Inc., 1221 Collins Avenue, Miami Beach, Florida 33139.

(5) Includes 51,000 shares of Common Stock, an option granted by StarNet to purchase 200,000 shares of Common Stock and presently exercisable options to purchase 100,000 shares of Common Stock. Does not include an option to purchase 200,000 shares of Common Stock, which vest more than 60 days from the date hereof.

(6) Represents presently exercisable options to purchase 350,000 shares of Common Stock.

(7) Represents presently exercisable options to purchase 75,000 shares of Common Stock.

(8) Represents presently exercisable options to purchase 40,000 shares of Common Stock.

(9) Represents presently exercisable options to purchase 22,500 shares of Common Stock. Does not include options to purchase 10,000 shares of Common Stock under the 1995 Non-Employee Director Plan which are subject to the approval of Liberty VJN. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - Option Grants to Non-Employee Directors." The address of Mr. Rudich is c/o Coaxial Communications, 3770 E. Livingston Avenue, Columbus, Ohio 43227.

(10) Includes 35,000 shares of Common Stock and presently exercisable options to purchase 22,500 shares of Common Stock. Does not include options to purchase 10,000 shares of Common Stock under the 1995 Non-Employee Director Plan which are subject to the approval of Liberty VJN. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS - Option Grants to Non-Employee Directors."

(11) Island Trading Company, Inc. ("Island") holds 2,500,000 shares of Common Stock and an immediately exercisable option to purchase 1,000,000 shares of Common Stock. See "CERTAIN TRANSACTIONS - Transactions with Island." Island is a wholly-owned subsidiary of Island International Limited ("Island International"), the capital stock of which is held in trust by The Island Settlement ("Island Trust"). Island International and Island Trust have disclaimed beneficial ownership of the shares of Common Stock beneficially owned by Island. Mr. Blackwell is a consultant to Island. The address of such persons is c/o Island Trading Company, Inc., 825 Eighth Avenue, New York, New York 10019.

(12) Represents presently exercisable options to purchase 10,000 shares of Common Stock. Does not include options to purchase 5,000 shares of Common Stock, which vest more than 60 days form the date hereof.

(13) Represents presently exercisable options to purchase 25,000 shares of Common Stock. Does not include options to purchase 50,000 shares of Common Stock, which vest more than 60 days form the date hereof.

(14) The address of such persons is c/o Communications Equity Associates, 101 E. Kennedy Boulevard, Suite 3300, Tampa, Florida 33602.

(15) The address of such persons is 1332 Enterprise Drive, Suite 200, West Chester, Pennsylvania 19380.

(16) The address of such persons is 9350 South Dixie Highway, Suite 900, Miami, Florida 33156.

(17) Mr. Wolfson has sole voting power as to 4,574 shares of Common Stock, shared voting power as to 83,910 shares, sole dispositive power as to 314,768 shares, and shared dispositive power as to 1,421,363 shares.

(18) Video Holdings Corporation, a Florida corporation, is wholly-owned in equal shares by Mark Blank and his brothers, Andrew Blank and Tony Blank, and has sole voting power as to no shares of Common Stock, shared voting power as to no shares, sole dispositive power as to no shares, and shared dispositive power as to 1,270,969 shares. Andrew Blank and Tony Blank each has sole voting power as to no shares of Common Stock, shared voting power as to no shares, sole dispositive power as to 96,731 shares, and shared dispositive power as to 1,270,969 shares. Mark Blank has sole voting power as to no shares of Common Stock, shared voting power as to 581,163 shares, sole dispositive power as to 110,732 shares, and shared dispositive power as to 1,270,969 shares.

(19) Liberty VJN has sole voting power as to 1,203,464 shares of Common Stock, shared voting power as to no shares, sole dispositive power as to 1,203,464 shares. Such amounts do not include shares of Common Stock which may be purchased pursuant to preemptive rights set forth in the letter agreement dated November 21, 1990, between the Company and TCI Liberty, Inc., the number of which is indeterminable at this time. All of the rights and benefits of TCI Liberty under such agreement have been transferred to Liberty VJN.

COMPLIANCE WITH SECTION 16(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership in the Common Stock and other equity securities of the Company. Executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file with the Commission.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all of such executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements, with the exception of one report covering one transaction not timely filed by Mr. McGlade.


                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH STARNET/CEA

         On August 30, 1993, the Company and StarNet/CEA II Partners ("StarNet/CEA") closed a Stock and Note Purchase Agreement, dated as of August 24, 1993, pursuant to which StarNet/CEA purchased 687,500 newly issued shares of the Company's Common Stock and was issued a convertible promissory note (the "Convertible Note") made payable to StarNet/CEA in the principal amount of $1,200,000 in exchange for an aggregate cash payment to the Company of $1,750,000. The principal amount of the note and accrued interest thereon was converted into 1,519,884 shares of Common Stock on December 16, 1993. StarNet/CEA has demand registration rights with respect to the 2,207,384 newly issued shares of Common Stock and the shares of Common Stock underlying the convertible note, pursuant to a Registration Rights Agreement, dated as of August 24, 1993, between StarNet/CEA and the Company.

         Simultaneously with the execution of the Stock and Note Purchase Agreement, the Company entered into a Consulting Agreement and a Management Agreement with StarNet. Under the Consulting Agreement, which became effective August 30, 1993, StarNet advised and consulted the management and the Board of Directors of the Company with respect to the development of the Company's business. StarNet received a fee of $25,000 per month and also was reimbursed for reasonable expenses and costs it incurred in the performance of its duties under the agreement. The Consulting Agreement was terminated on December 15, 1993 and the Management Agreement commenced on December 16, 1993. Under the Management Agreement, StarNet was to provide management services for the domestic operations of the Company through August 30, 1996. StarNet received a management fee of $300,000 per annum for the first 12 month period of the agreement, payable in equal monthly installments. In December 1994, the management fee was reduced to $150,000 per annum. The Management Agreement was terminated effective January 1, 1995.

         Simultaneously with the execution of the Stock and Note Purchase Agreement, the Company entered into a Service Agreement with StarNet which enabled the Company to deliver its programming by satellite. Under the Service Agreement, StarNet provided the Company with uplink service and satellite capacity on Satcom C-4 on a preemptable basis. The Company was required to pay StarNet $200,000 per month for analog signal delivery, which payment was reduced to $110,000 per month when the Company converted from analog to digital satellite transmission on February 28, 1995. The monthly fee was further reduced to $73,500 as of May 1, 1995. Under this agreement, the Company had the option of deferring the first 12 months' transponder and uplink payments. The Company exercised its option and deferred the first 11 months' transponder and uplink payments by issuing 11 promissory notes to StarNet. Each note accrued interest at the prime rate as listed in The Wall Street Journal on the first of the month in which each note was issued plus one percent per annum. Payment of the outstanding balance of each note was to commence on September 1, 1996 and was payable ratably in 30 equal monthly installments. At any time prior to September 1, 1996, StarNet had the right to convert all or any part of the principal and accrued interest under each note into the Company's Common Stock at the rate of $1.25 per share. The Company had the right to pay any portion of the principal and accrued interest prior to September 1, 1996, upon five days prior notice to StarNet. Upon receipt of such notice, StarNet had the option to receive such payments in cash or in Common Stock at the rate of $1.25 per share. In December 1994, the Company elected to pay the total principal and accrued interest of $2,354,444 and StarNet exercised its option to receive payment in 1,883,555 shares of Common Stock. The Service Agreement was scheduled to terminate on March 31, 1999, but was mutually terminated effective April 1996.

TRANSACTIONS WITH CEA

         On September 14, 1995, the Company and CEA entered into an International Representation Agreement, pursuant to which CEA is acting as the Company's exclusive representative for purposes of: (a) arranging financing for the Company to expand the international distribution of the Company's programming outside of the United States, the United Kingdom and Puerto Rico, and (b) assisting the Company in entering into certain foreign countries.
Under the agreement, CEA will be paid a fee equal to 5% of the proceeds from any financing obtained by the Company through CEA's efforts and will reimburse CEA for its reasonable expenses incurred in connection with the agreement. In addition, the Company, in recognition of the substantial effort and time that CEA has spent in assisting the Company in expanding the distribution of its programming to certain foreign countries, has agreed to pay CEA a fee ranging from $75,000 to $175,000, if the Company consummates a joint venture or affiliation agreement with a third party in certain specified countries. As a result, the Company paid CEA a fee of $87,500 in association with a joint venture established with a Netherlands company to fund The Box Holland. Pursuant to the International Representation Agreement, the Company terminated all prior agreements with CEA with respect to the international development of the Company.

         On June 30, 1995, the Company and VJNIL paid CEA $100,000 and $75,000, respectively, as full consideration for the investment banking and other services provided to the Company and VJNIL by CEA in connection with the Company's sale of a 50% equity interest in VJNIL to a wholly-owned subsidiary of Ticketmaster Corporation ("Ticketmaster") for $2,225,000 in cash. Also on June 30, 1996, the International Financing Representation Agreement originally entered into between VJNIL and an affiliated company of CEA on February 11, 1992 was terminated. Effective July 1, 1995, the Financing Representation Agreement originally entered into between the Company and CEA on August 27, 1993 was terminated.

         On December 31, 1993, the Company and CEA entered into an International Management Agreement, pursuant to which CEA was responsible for the supervision and management of VJNIL and other Company operations outside the United States as well as the expansion of such international operations. Such agreement was extended and amended as of July 1, 1994. Under the agreement, since terminated, the Company was obligated to pay CEA a management fee of $25,000 per month for the 12-month period ending June 30, 1995. The Company agreed to reimburse CEA up to $25,000 for the expenses and costs incurred in the performance of its duties under such agreement, as well as expenses and costs above $25,000 if approved by StarNet, Inc. In 1994, the Company paid CEA $300,000 for services provided under the agreement.

         Pursuant to an agreement among the Company, CEA and Moran & Associates ("Moran"), the Company paid $137,500 to CEA and $112,500 to Moran for their investment banking services to the Company in connection with the Island
transaction.   See "Transactions with Island."  If Island exercises the stock options granted to it in the transaction, CEA and Moran will additionally receive a fee equal to 5% of the funds received upon such exercise with 78% of such fee payable to CEA and 22% payable to Moran.

TRANSACTIONS WITH ISLAND

         On April 21, 1994, the Company consummated a Stock Purchase Agreement with Island Trading Company, Inc. ("Island"), pursuant to which Island purchased 2,500,000 newly-issued shares of Common Stock and three options ("Options") to purchase an additional 2,500,000 shares of Common Stock in exchange for the cash payment to the Company of $5,000,000.

         The Options included: (i) an immediately exercisable option to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share until April 20, 1995; (ii) an immediately exercisable option to purchase 1,000,000 shares of Common Stock at an exercise price of $5.00 per share until April 20, 1996; and (iii) an immediately exercisable option to purchase 1,000,000 shares of Common Stock at an exercise price of $6.00 per share until April 20, 1997. The $2.00 and $5.00 Options have expired.

         Island was granted certain demand and piggyback registration rights with respect to the 2,500,000 shares purchased as well as certain piggyback registration rights with respect to the 2,000,000 shares of Common Stock underlying the $5.00 and $6.00 Options, pursuant to a Registration Rights Agreement, dated April 21, 1994, between the Company and Island.

         Simultaneously with the execution with the Stock Purchase Agreement, the Company entered into a two-year Consulting Agreement with Island, whereby Island agreed to provide the Company with music and merchandising consulting services as well as to assist the Company in developing its programming and on-air look. In exchange for Island's services, the Company agreed to pay Island a monthly fee of $20,833, payable in three-month installments either in cash or shares of Common Stock at the discretion of the Company. This Agreement was terminated effective January 1, 1995.

         Pursuant to and as a condition of the Stock Purchase Agreement, Chris Blackwell, the founder of Island, was appointed to the Company's Board of Directors on April 21, 1994. In order to comply with certain regulations of the Federal Communications Commission regarding foreign ownership and management of FCC licensed entities, the Company transferred its low power television stations to VJN LPTV CORP., a wholly-owned subsidiary of the Company, prior to Mr. Blackwell joining the Board. Mr. Blackwell was also appointed to the Management Committee of the Board, which committee includes Messrs. Lenfest, Michaels and McGlade.

         Simultaneously with the execution of the Stock Purchase Agreement, Island entered into a Tag-Along Agreement with StarNet/CEA, CEA Investors II and StarNet Interactive. Pursuant to the Tag-Along Agreement, Island was granted certain rights to participate on a pro rata basis in certain transactions involving the sale of Common Stock and other transfers by StarNet/CEA (and CEA Investors II and StarNet Interactive) and StarNet/CEA was granted certain rights to participate on a pro rata basis in certain transactions involving the sale of Common Stock and other transfers by Island. In addition, StarNet/CEA has agreed to use its best efforts to cause Mr. Blackwell (or a designee of Island acceptable to StarNet/CEA) to be nominated and elected to the Board for so long as Island owns more than 2,000,000 shares or 10% of the Company's outstanding Common Stock.

         On April 21, 1994, the Company entered into a Lease Agreement with Island for approximately 16,000 square feet of space in two adjoining premises in South Beach, Miami Beach, Florida to house the Company's principal executive offices. Payment of rent at this new location commenced on July 15, 1995 at a base rental of $22.00 per square foot for the first year of the lease term, increasing to $39.00 per square foot for the seventh and final year of the lease term. The base rental rate does not include certain operating expenses to be borne by the Company for the entire term of the lease and capped for the first three years of the lease term. Beginning in September 1995, the Company agreed to lease an additional 1,800 square feet in one of the premises at a base rental rate of $13.00 per square foot (not including the operating expenses referred to above) with a $.50 per square foot escalation each year thereafter. The Company has the right to renew the lease subject to the negotiation of a new rental rate, based upon the then-current market rate. The Lease Agreement expires February 1, 2002.

OTHER TRANSACTIONS

         As an inducement to cause Alan McGlade, the President and Chief Executive Officer of the Company, to move to the Miami, Florida metropolitan area, the Company agreed as part of its employment agreement with Mr. McGlade to loan him $100,000, which was used for the purpose of purchasing his primary residence in the Miami, Florida metropolitan area. The Company is charging Mr. McGlade interest on the outstanding principal amount of the loan at the prime rate charged from time to time by the Company's bank beginning June 1, 1996. Additionally, the Company reimbursed Mr. McGlade for the mortgage cost of his Philadelphia home for a three month period, March through May 1996, at a total cost to the Company of approximately $10,800. Unless Mr. McGlade's obligation to repay all outstanding principal and interest is accelerated, he is not obligated to make any repayments of principal on the loan until January 1, 1999, at which time consecutive monthly installment payments of principal and accrued interest are to be paid by Mr. McGlade on the basis of a 15-year amortization rate. All outstanding principal and accrued interest on the loan, however, must be paid by Mr. McGlade upon the earlier to occur of: (a) the termination of his employment agreement under certain circumstances, in which case all outstanding principal and accrued interest shall be due and payable within 12 months after such termination, or (b) the sale of Mr. McGlade's primary residence in the Miami, Florida metropolitan area, in which case all outstanding principal and accrued interest must be paid to the Company within five business days of the closing of such sale. The Company's loan is secured by a second mortgage on Mr. McGlade's primary residence in the Miami, Florida metropolitan area.

         On March 6, 1995, the Company advanced to $92,574 to Les Garland, of which $22,735 represented a performance bonus earned by Mr. Garland as of March 6, 1995 and $69,839 represented an advance to Mr. Garland for the portion of his performance bonus expected to be paid to him at the end of 1995 under his employment agreement. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS--Employment Agreements." As of July 31, 1996, the unpaid balance of the advance was approximately $30,000, including accrued interest. The Company and Mr. Garland agreed that the funds advanced to Mr. Garland would accrue interest at the prime rate charged borrowing customers of the Company's bank, which is published or announced by such bank from time to time as its prime rate. The Company anticipates that this advance will be repaid in full during the Severance Period through the offset of advertising commissions to which Mr. Garland is entitled. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS--Employment Agreements." The Company presently has the right to demand the repayment of the advance and intends to exercise such right only if the offset does not equal the outstanding and unpaid principal amount and accrued interest due to the Company as of the end of the Severance Period.
Such funds were advanced to Mr. Garland in order to assist him in purchasing his primary residence in the Miami, Florida metropolitan area.

         The Company has entered into an agreement with TelVue Corporation ("TelVue"), a company controlled by Mr. Lenfest. Under such agreement, TelVue provides telephone transactions services on terms and rates which are no less favorable to the Company than those available to the Company from its present telephone transaction service provider for similar services.

         Pursuant to a program affiliation agreement with Satellite Services, Inc., an affiliate of Liberty VJN, the Company incurred expenses of $519,000 and $788,000 for affiliate fees during the fiscal years ended December 31, 1995 and 1994, respectively. The Company expects to incur expenses of approximately $606,000 for affiliate fees during the fiscal year ending December 31, 1996.

         Pursuant to a program affiliation agreement with LCI's operating cable companies, affiliates of the StarNet/CEA Group, the Company incurred expenses of $92,000 and $53,000 for affiliate fees for the years ended December 31, 1995 and 1994, respectively, and expects to incur expenses of approximately $131,000 for affiliate fees during the fiscal year ending December 31, 1996.

         The agreements with affiliates of the Company described in this section were approved by a majority of the disinterested members of the Company's Board of Directors. The Company believes that the terms of such agreements are comparable to the terms that could have been negotiated with unaffiliated parties providing similar services.


                                   PROPOSAL 2
                    AMENDMENT TO THE 1988 STOCK OPTION PLAN

         On August 23, 1996, the Board of Directors approved and recommends that the stockholders approve an amendment to the 1988 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock issuable under the Plan from 1,000,000 shares to 1,500,000 shares. The purpose of the Plan is to attract and retain the services of executive officers and other key employees by providing the opportunity for such persons to acquire a proprietary interest in the Company. There are approximately 25 executive officers and other key employees eligible to participate in the Plan.

SUMMARY OF PLAN

         The following summary describes the principal features of the Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, which will be furnished without charge to any stockholder requesting a copy.

         NUMBER OF SHARES ISSUABLE UNDER THE PLAN. The maximum number of shares of Common Stock which may be issued under the Plan is 1,000,000 shares (subject to adjustment for certain events as described below), which represents approximately 4.1% of the Common Stock issued and outstanding as of August 28, 1996. As of the date of this Proxy Statement, there are less than approximately 290,000 shares of Common Stock available for issuance under the Plan. The proposed amendment would increase the maximum number of shares issuable under the Plan from 1,000,000 shares to 1,500,000 shares, which represents approximately 6.2% of the Common Stock issued and outstanding as of the date of this Proxy Statement.

         ADMINISTRATION OF THE GRANT OF OPTIONS. The Plan is administered by the Compensation Committee, consisting of four members of the Board of directors (the "Committee"). The Committee, which is presently composed of Messrs. Rudich, Lenfest, McGlade and Sokolow, has the authority to select the executive officers and other key employees to whom options may be granted, the number of shares of Common Stock underlying the options granted and the terms relating to any option granted. The Committee also has the authority to interpret and administer the terms of the Plan and may adopt rules and regulations governing the administration of the Plan. Members of the Committee are not eligible to receive options under the Plan.

         TERMS OF OPTION AGREEMENTS. Each option is to be represented by an option agreement which is in such form and contains such terms as the Committee, in its sole discretion, determines on the date the options are granted under the Plan. Each option agreement will specify, among other things, the number of shares of Common Stock underlying the options, the conditions under which options will vest and the time period during which options must be exercised. No option will be transferable other than by will or the laws of descent and distribution.

         OPTION PRICE AND PAYMENTS. The option exercise price for an option granted under the Plan may not be less than $1.00 per share. Options must be paid in full upon exercise.

         TAX EFFECTS. Under current federal income tax law, an employee who is granted a non-qualified stock option will not realize taxable income and the Company will not recognize a deduction by reason of such grant. At the time the non-qualified option is exercised, the amount by which the fair market value of the Common Stock exceeds the option price of the shares purchased, will be treated as compensation and will be taxable income to the employee.
The Company will be entitled to a deduction equal to the amount of any compensation income recognized by the optionee.

         ACCELERATED VESTING UPON THE OCCURRENCE OF CERTAIN EVENTS. Upon the sale of all or substantially all of the assets of the Company, the transfer of a controlling equity interest in the Company or the merger or consolidation of the Company, all outstanding options granted under the Plan automatically vest and are exercisable on the closing date of such transaction. A provision in the options that canceled all options not exercised on the closing date of such transaction was waived by the Compensation Committee on June 3, 1996.

         AMENDMENT AND TERMINATION. Except for certain capital adjustments in the event of reorganization, merger, consolidation, reclassification, stock split, combination of shares or stock dividend, stockholder approval is required for any amendment to the Plan which would change the number of shares issuable under the Plan. The Committee may make any other amendments, terminate or suspend the Plan at its discretion at any time.

         If the stockholders approve the proposed amendment to the Plan and if the Committee decides to grant stock options under the Plan, the Company intends register the stock options and the underlying shares with the Commission. All stock options granted under the Plan will be subject to preemptive rights held by Liberty VJN pursuant to a stock purchase agreement, dated November 21, 1990, between the Company and TCI Liberty, Inc.

REQUISITE VOTE

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment to the Plan. Shares represented by proxies that reflect abstentions or broker non-votes will have the same effect as a vote against this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE 1988 STOCK OPTION PLAN.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Ernst & Young has audited the books and records of the Company since September 1989. A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

         Proposals on matters appropriate for stockholder consideration, consistent with the regulations of the Commission, which are submitted by stockholders for inclusion in the Proxy Statement and form of proxy for the 1997 Annual Meeting of Stockholders must be in writing and delivered to the Secretary of the Company at the Company's principal executive offices so that it is received on or before April 4, 1997.

                                 OTHER BUSINESS

         The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring before the Annual Meeting any matter other than the proposals described herein. However, if any other business should come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                 ANNUAL REPORT

         This Proxy Statement is accompanied by the Company's 1995 Annual Report on Form 10-KSB for the year ended December 31, 1995 and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996. Such reports shall not be deemed to be soliciting material and are not incorporated by reference or otherwise in this Proxy Statement.


                                           By Order of the Board of Directors,



                                           Alan McGlade
                                           President and Chief Executive Officer


Miami, Florida
August 30, 1996

                                                                     APPENDIX A

                          VIDEO JUKEBOX NETWORK, INC.
                           THIRD AMENDED AND RESTATED
                             1988 STOCK OPTION PLAN
                      (AMENDED ON ________________, 1996)

                                   ARTICLE I


                                    PURPOSE

                 This Video Jukebox Network, Inc. Stock Option Plan (the "Plan") is designed to assist Video Jukebox Network, Inc. ("VJN") to retain the services of selected key management personnel and to attract new management personnel by providing the opportunity for such persons to acquire a proprietary interest in VJN.

                                   ARTICLE II

                                 ADMINISTRATION

                 The Plan shall be administered by the Compensation Committee of the Board of Directors of VJN (the "Committee"). The Committee shall at all times consist of three or more members of the Board of Directors who are "disinterested persons" as the term is defined in Rule 16b-3(d)(3) promulgated under the Securities Exchange Act of 1934. The Committee shall have full authority and responsibility to interpret and administer the terms of the Plan and may adopt rules and regulations governing the administration of the Plan.

                 Subject to Article VI hereof, the Committee shall be responsible for: (a) selecting officers and other key employees of VJN to whom options may be granted under the Plan, (b) determining the number of shares which shall be subject to any option granted under the Plan, (c) determining the exercise price of any option granted under the Plan, and (d) establishing the terms of the options granted under the Plan. In discharging this responsibility, the Committee may consult with such persons as the Committee may deem appropriate.

                                  ARTICLE III

                           PARTICIPATION IN THE PLAN

                 Any officer or other key employee of VJN who has demonstrated judgment, initiative and efforts which materially contribute or may be expected to contribute materially to the successful performance of VJN shall be eligible to participate in the Plan. Any officer or other key employee who has been granted an option under the Plan ("Optionee") may be granted an additional option or options under the Plan if the Committee shall so determine. Actual participation in the Plan shall be limited to officers and other key employees of VJN selected by the Committee in its sole and absolute discretion.

                                   ARTICLE IV

                            SHARES SUBJECT TO OPTION

                 The shares of stock subject to options granted under the Plan shall be shares of the common stock, par value $.001 per share, of VJN ("VJN Stock"). The aggregate number of which may be issued under the Plan may not exceed 1,500,000 unless the provisions of Article VII apply. Such VJN Stock may be authorized and unissued shares, treasury shares, or shares purchased on the open market for purposes of the Plan, and shall include shares representing the unexercised portion of options granted under the Plan which expire or terminate without being exercised in full.

                                   ARTICLE V

                          OPTIONS AVAILABLE FOR GRANT

                 Options available for grant under the Plan ("Options") are non-qualified options. Each Option granted under the Plan shall be clearly identified.

                                   ARTICLE VI

                          OPTION TERMS AND CONDITIONS

                 Each Option shall be represented by an option agreement which shall be in such form and contain such terms as the Committee in its sole discretion shall determine. Each such agreement shall specify the number of shares of VJN Stock which are subject to the Option and, subject to Section 2 of this Article VI, establish the time period(s) during or at the end of which Options (or portions thereof) granted under the Plan must be exercised. In addition, all option agreements under the Plan shall include provisions which are, in substance, identical to the following:

                 1. Price. The price per share of VJN Stock at which an Option may be exercised shall be determined by the Committee at the date such Option is granted. Such Option price may be less than the market price of VJN Stock, but in no event shall such price be less than $1.00 for each share of VJN Stock.

                 2. Method of Exercise. Any Option granted hereunder shall be exercisable by a written notice, substantially in the form prescribed by the Committee.

                 3. Payment of Option Price. Payment for VJN Stock purchased upon exercise of an Option granted under the Plan shall be made in full at the time of such exercise. The method of such payment shall be determined by the Committee.

                 4. Transferability. No Option shall be transferable otherwise than by will or the laws of descent and distribution. During the lifetime of a recipient of an Option under the Plan, the Option may be exercised only by such recipient or by such recipient's guardian or legal representative.

                 5. Vesting. Unless explicitly specified in writing to the contrary, Options granted to an Optionee shall cumulatively vest over a period of four (4) successive twelve (12) months periods as to twenty-five (25%) of the total Options granted to an Optionee at one time at the end of such succeeding twelve (12) month period after the grant of such Options.

                 6. Early Termination of Option Exercise Period. Unless explicitly specified in writing to the contrary, if Optionee's employment with VJN is terminated for any reason, including the death of the Optionee, any vested Options must be exercised by the Optionee, or in the case of death, by the estate of such Optionee or by any person or persons whom Optionee shall have designated in writing in documents filed with the Company or, if no such designation has been made, by the person or persons to whom Optionee's rights hereunder shall have passed by will or the laws of descent and distribution, within ninety (90) days of termination. The Committee shall have the right to establish such other terms and conditions for the termination of the option exercise period as shall be deemed appropriate by the Committee.

                 7. Beneficiary Designations. An Optionee may designate to the Committee, on a form provided by the Committee for that purpose, a beneficiary or beneficiaries to receive any benefits or exercise any rights under the Plan which are specifically permitted to be received or exercised by such beneficiary under the Plan. Such designation may be canceled or changed by the Optionee in his or her discretion, but no cancellation or change will be recognized by the Committee unless effected in writing on a form provided by the Committee for that purpose and filed with the Committee.

                 8. Optionee's or Successor's Rights as Stockholders. Neither the Optionee nor his or her successor(s) in interest shall have any rights as a stockholder of VJN with respect to any shares subject to an Option granted to such Optionee until such Optionee or his or her successor in interest becomes a holder of record of such shares and receives a certificate or certificates representing such shares from VJN or its duly authorized agent.

                 9. Regulators Approval and Compliance. VJN shall not be required to issue any certificate or certificates for shares of its stock upon the exercise of an Option granted under the Plan, or record as a holder of record of such shares the name of the individual exercising an Option under the Plan, without obtaining, to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by the Committee, and without complying, to the Committee's complete satisfaction, with all rules and regulations, under federal, state, or local law deemed applicable by the Committee.

                                  ARTICLE VII

                              CAPITAL ADJUSTMENTS

                 The aggregate number of shares of VJN Stock with respect to which Options may be granted under the Plan, as provided in Article IV, the number of shares subject to each outstanding Option and the price per share specified in such Options all may be adjusted, as the Committee shall determine, in its sole discretion, or as may be required under applicable tax laws, for any increase or decrease in the number of issued shares of VJN Stock resulting capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by VJN, or a merger or consolidation of VJN, or the sale of all or substantially all of the assets of VJN, or the liquidation of VJN.

                                  ARTICLE VIII

                             AMENDMENT OF THE PLAN

                 The Committee, in its sole and absolute discretion, may amend the Plan at any time; provided, however, that without the approval of the holders of a majority of the issued and outstanding shares of VJN Stock, no amendment shall change the number of shares of VJN Stock subject to the Plan unless such change is pursuant to the operation of Article VII hereof.

                                   ARTICLE IX

                            TERMINATION OF THE PLAN

                 The Committee, in its sole and absolute discretion, may terminate or suspend the Plan at any time. Options may not be granted under the Plan following its termination or during the period of its suspension.

                 Unless sooner terminated, the Plan shall terminate upon the expiration of ten (10) years from the date upon which the holders of a majority of the issued and outstanding shares of VJN Stock approve the Plan.

                                   ARTICLE X

                  PRIOR RIGHTS AND OBLIGATIONS OF PARTICIPANTS

                 No amendment, suspension, or termination of the Plan shall affect the rights and obligations of the Optionees in the Plan without their prior consent, with respect to Options which were granted to such Optionees prior to such amendment, suspension or termination.

                                   ARTICLE XI

                              STOCKHOLDER APPROVAL

                 Notwithstanding any other provision of the Plan to the contrary, the Plan shall not take effect until approved by the holders of a majority of the issued and outstanding shares of the common capital stock of VJN.

                                  ARTICLE XII

                           TIME FOR GRANTING OPTIONS

                 All Options subject to this Plan shall be granted, if at all, not later than ten (10) years after the adoption of the Plan by the stockholders of VJN.

                                  ARTICLE XIII

                                 GOVERNING LAW

                 This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida.

                                                                    APPENDIX B

                          VIDEO JUKEBOX NETWORK, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 20, 1996

         The undersigned hereby appoints Luann M. Hoffman and Alan McGlade, or either of them, with full power of substitution, as proxy for the undersigned, at the Annual Meeting of Stockholders of Video Jukebox Network, Inc. (the "Company"), to be held on Friday, September 20, 1996, at 10:00 a.m. local time, or at any adjournment thereof, to vote shares, execute consents, and otherwise act for the undersigned in the same manner as if the undersigned were personally present, for the proposals below and any other matter properly brought before the meeting or any adjournment thereof, all as set forth in the Proxy Statement dated August 30, 1996.

I.   ELECTION OF DIRECTORS
     FOR all nominees listed below                                           WITHHOLD AUTHORITY to vote for
       (except as marked to the contrary below)     [ ]                        all nominees listed below         [ ]

Chris Blackwell, David Burns, Stanley Greene, H. F. Lenfest, Alan McGlade, J. Patrick Michaels, Jr., Robert Puck, Joel Rudich, Leonard Sokolow, Louis Wolfson, III

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

________________________________________________________________________________


II. PROPOSAL TO AMEND THE 1988 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED UNDER THE 1988 STOCK OPTION PLAN FROM 1,000,000 TO 1,500,000

                                 FOR   [ ]        AGAINST   [ ]    ABSTAIN   [ ]

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE SEVEN NOMINEES LISTED ON THE REVERSE SIDE.


                                    Dated:                               , 1996
                                            ----------------------------



                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Signature, if held jointly


                                    Please sign exactly as your name(s)
                                    appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by any authorized person.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE